Exhibit 10.1

THIS CONVERTIBLE SENIOR PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS, AND HAS BEEN ISSUED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS, INCLUDING, WITHOUT LIMITATION, THE EXEMPTION CONTAINED IN SECTION 4(2) OF THE SECURITIES ACT. THIS NOTE MAY NOT BE SOLD OR TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT HAS BECOME AND IS THEN EFFECTIVE WITH RESPECT TO SUCH SECURITIES, (2) THIS NOTE IS TRANSFERRED PURSUANT TO RULE 144 PROMULGATED UNDER THE SECURITIES ACT (OR ANY SUCCESSOR RULE), OR (3) THE BORROWER (AS HEREINAFTER DEFINED) HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT, TO THE EFFECT THAT THE PROPOSED SALE OR TRANSFER OF SUCH SECURITIES IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND ALL OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

CONVERTIBLE SENIOR PROMISSORY NOTE

July 30, 2012

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, Shoreline Memory Inc., a corporation incorporated under the laws of the Province of Ontario, located at Suite 103, 145 King Street West, Toronto, Ontario M5W 1J8 (the "Borrower"), hereby unconditionally promises to pay to the order of Dataram Corporation, a New Jersey corporation located at 777 Alexander Road, Suite 100, Princeton, New Jersey 08540, or its permitted assigns (the "Noteholder", and together with the Borrower, the "Parties"), the aggregate amount disbursed by the Noteholder to the Borrower pursuant to Section 2.2, together with all accrued interest thereon, as provided in this Convertible Senior Promissory Note (the "Note").

The following is a statement of the rights of the Noteholder and the conditions to which the Note is subject:

1.     Definitions. Capitalized terms used herein shall have the meanings set forth in this Section 1

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"Advance" means each disbursement made by the Noteholder to the Borrower pursuant to Section 2.2

.

"Affiliate" means as to any Person, any other Person that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

"Applicable Rate" means the rate equal to the Prime Rate plus three percent (3%).

"Anti-Terrorism Law" means any Law related to money laundering or financing terrorism including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56) (the "USA PATRIOT Act"), the Currency and Foreign Transactions Reporting Act, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959) (also known as the "Bank Secrecy Act"), the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) and Executive Order 13224 (effective September 24, 2001).

"Blocked Person" means any Person that (a) is publicly identified on the most current list of "Specially Designated Nationals and Blocked Persons" published by the Office of Foreign Assets Control of the US Department of the Treasury ("OFAC") or resides, is organized or chartered, or has a place of business in a country or territory subject to OFAC sanctions or embargo programs or (b) is publicly identified as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other Law.

"Borrower" has the meaning set forth in the introductory paragraph.

"Borrowing Notice" has the meaning set forth in Section 2.2

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"Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

"Commitment Period" means the period from the date hereof to the third anniversary of the date of this Note.

“Common Stock” means the Class B Common Shares of the Borrower, and any capital stock into which such Common Stock shall have been converted, exchanged or re-classified following the date hereof.

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“Common Stock Deemed Outstanding” means at any given time, the sum of (a) the number of shares of Common Stock and Class A Common Shares actually outstanding, plus (b) the number of shares of Common Stock and Class A Common Shares issuable upon exercise of options actually outstanding at such time, plus (c) the number of shares of Common Stock and Class A Common Shares issuable upon conversion or exchange of convertible securities actually outstanding at such times (treating as actually outstanding any convertible securities issuable upon exercise of options actually outstanding at such time), in each case, regardless of whether the options or convertible securities are actually exercisable at such time; provided that Common Stock Deemed Outstanding shall not include any of the Common Stock issued or issuable under the Warrant Agreement.

“Cost of Goods Sold” means raw materials, direct labor and manufacturing costs.

"Debt" of the Borrower, means all (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services, except trade payables arising in the ordinary course of business; (c) obligations evidenced by notes, bonds, debentures or other similar instruments; (d) obligations as lessee under capital leases; (e) obligations in respect of any interest rate swaps, currency exchange agreements, commodity swaps, caps, collar agreements or similar arrangements entered into by the Borrower providing for protection against fluctuations in interest rates, currency exchange rates or commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies; (f) obligations under acceptance facilities and letters of credit; (g) guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, in each case, in respect of indebtedness set out in clauses (a) through (f) of a Person other than the Borrower; and (h) indebtedness set out in clauses (a) through (g) of any Person other than Borrower secured by any lien on any asset of the Borrower, whether or not such indebtedness has been assumed by the Borrower; provided that the Debt shall exclude Permitted Debt.

"Default" means any of the events specified in Section 10 which constitutes an Event of Default or which, upon the giving of notice, the lapse of time, or both pursuant to Section 10 would, unless cured or waived, become an Event of Default.

"Default Rate" means, at any time, the Applicable Rate plus four percent (4%) .

"Event of Default" has the meaning set forth in Section 10.

“Family Member” means, with respect to any Person, any parent, spouse, child, brother, sister, or any other relative with a relationship (by blood, marriage or adoption) and not more remote than first cousin to such Person.

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"GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

"Governmental Authority" means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supranational bodies such as the European Union or the European Central Bank).

"Gross Margin" means Net Sales minus the Cost of Goods Sold and royalty payments due under the Memory Trademark License Agreement dated June 21, 2012 between Borrower and Advanced Micro Devices, Inc.

“Guarantees” shall mean the Guarantee of amounts owing under this Note made by Shoreline Capital Management Ltd. and the Subsidiaries, collectively.

"Interest Payment Date" means the last day of each calendar quarter commencing on the first such date to occur after the execution of this Note.

"Law" as to any Person, means any law (including common law), statute, ordinance, treaty, rule, regulation, policy or requirement of any Governmental Authority and authoritative interpretations thereon, whether now or hereafter in effect, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

"Lien" means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge or other security interest.

"Loan" has the meaning set forth in the introductory paragraph.

"Master Services Agreement" means the Master Services Agreement, dated as of the date hereof, by and between the Borrower and Noteholder, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms.

"Material Adverse Effect" means a material adverse effect on (a) the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower; (b) the validity or enforceability of the Note or Security Agreement; (c) the perfection or priority of any Lien purported to be created under the Security Agreement; (d) the rights or remedies of the Noteholder hereunder or under the Security Agreement; or (e) the Borrower's ability to perform any of its material payment obligations hereunder or under the Security Agreement.

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"Maturity Date" means the earlier of (a) July 30, 2015 and (b) the date on which all amounts under this Note shall become due and payable pursuant to Section 10.

“Net Sales” means the amount of sales generated after the deduction of returns, allowances for damaged or missing goods and any other discounts allowed, which are reported on financial statements in accordance with GAAP.

"Note" has the meaning set forth in the introductory paragraph.

"Noteholder" has the meaning set forth in the introductory paragraph.

"Order" as to any Person, means any order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

"Parties" has the meaning set forth in the introductory paragraph.

"Permitted Debt" means Debt (a) existing or arising under this Note and any refinancing thereof; (b) existing as of the date of this Note and set out in Schedule I; (c) owed in respect of any netting services, overdrafts and related liabilities arising from treasury, depository and cash management services in connection with any automated clearinghouse transfers of funds; and (d) unsecured insurance premiums owing in the ordinary course of business.

"Person" means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority or other entity.

"Prime Rate" means the rate of interest per annum publicly announced from time to time by Citibank, N.A. as its prime rate in effect at its principal office in New York City (which is not necessarily the best or lowest rate of interest charged by Citibank N.A. in connection with extensions of credit to borrowers).

"Security Agreement" means the Security Agreement, dated as of the date hereof, by and between the Borrower and Noteholder, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Shareholders Agreement” means the Shareholders Agreement dated as of the date hereof, by and between the Borrower and Noteholder, as the same may be modified, restated, supplemented or otherwise modified from time to time in accordance with its terms.

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“Stock Purchase Agreement” means the Stock Purchased Agreement, dated as of the date hereof, entered into between the Borrower and the Noteholder.

“Subsidiaries” means with respect to any specified Person, any other Person whose voting securities are more than fifty percent (50%) owned, directly or indirectly, by such specified Person.

"Transaction Documents" means the Note, the Security Agreement, the Master Services Agreement, the Warrant Agreement, the Shareholders Agreement and the Stock Purchase Agreement collectively.

"USA PATRIOT Act" has the meaning set forth in the definition of Anti-Terrorism Law.

"Warrant Agreement" means the Warrant Agreement, dated as of the date hereof, issued by the Borrower to the Noteholder for the purchase of up to thirty percent (30%) of the ownership of the Noteholder in accordance with its terms.

2.     Loan Disbursement Mechanics.

2.1     Commitment. Subject to Section 2.2

, the Noteholder shall make available to the Borrower two, but no more than four, Advances during the Commitment Period in an aggregate amount not to exceed the Loan.

2.2     Advances. On the date hereof, the Noteholder shall disburse to the Borrower an initial Advance equal to Three Hundred Seventy Five Thousand Dollars ($375,000.00). The Noteholder shall disburse to the Borrower a second Advance equal to Three Hundred Seventy Five Thousand Dollars ($375,000.00) on August 1, 2012. As a condition to the disbursement of any subsequent Advance, the Borrower shall, at least three Business Days prior to the requested disbursement date, deliver to the Noteholder a written notice (the "Borrowing Notice") setting out (a) that no Default has occurred and is continuing; (b) the amount of the Advance, which amounts shall be no more than Two Hundred Fifty Thousand Dollars in ($250,000.00) Dollars for the third advance and no more than Five Hundred Thousand Dollars ($500,000.00) for the fourth advance, provided, however, that for the third and fourth Advances to be made hereunder, Noteholder has to achieve Gross Margin of Five Hundred Thousand Dollars ($500,000.00) and One Million Dollars ($1,000,000.00) respectively, pursuant to Sections 3.1 and 3.3 of the Master Services Agreement; and (c) the date on which the Advance is to be disbursed. Each Borrowing Notice shall be deemed to repeat the Borrower's representations and warranties in Section 8 as of the date of such Borrowing Notice. Upon receipt of the Borrowing Notice, the Noteholder shall make available to the Borrower on the disbursement date the amount set out in the notice in immediately available funds.

3.     Conversion. This Notes shall be convertible at Noteholder’s option as follows:

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(a)     At any time when any amounts remain owing under this Note, Noteholder may convert this Note into capital stock of Borrower by providing Borrower with notice that Noteholder wishes to convert this Note (the “Conversion Notice”). Upon the date on which the Conversation Notice is received by the Borrower (following proper delivery of such conversation Notice by Noteholder in accordance with Section 14 of this Note), or such later date as set forth therein (The “Conversion Date”), this Note shall be converted into shares of Common Stock of Borrower (the “Conversion Shares”) at the rate of one percent (1%) of the Common Stock Deemed Outstanding for each One Hundred Thousand Dollars ($100,000.00) outstanding under this Note. This right to convert may be exercised once only.

(b)     Noteholder shall be deemed to be the holder of the Conversion Shares as of the Conversion Date. No provision of this Section 3 shall limit any of Borrower’s obligations or Noteholder’s rights under this Note (including, without limitation, the restrictions on Prohibited Activity set forth herein). As soon as practicable after Noteholder surrenders this Note to Borrower for Conversion Shares, Borrower shall issue and deliver to Noteholder a certificate representing the Conversion Shares.

(c)     If the Borrower shall, at any time or from time to time while this Note is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock, then the number of Conversion Shares issuable upon exercise of this Note after the date upon which such change shall become effective, shall be adjusted by the Borrower so that the Noteholder exercising this Note shall be entitled to receive the number of shares of Common Stock or other capital stock which the Noteholder would have received if this Note had been exercised immediately prior to such event.

4.     Final Payment Date; Optional Prepayments.

4.1     Final Payment Date. The aggregate unpaid principal amount of the Loan, all accrued and unpaid interest and all other amounts payable under this Note shall be due and payable on the Maturity Date.

4.2     Optional Prepayment. The Borrower may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment; provided that the Borrower shall give the Noteholder not less than fifteen (15) days prior written notice of such prepayment. From time to time, the Borrower may request confirmation of the amounts owing under this Note and the Noteholder will confirm the amounts owing (providing reasonable detail) in writing within seven (7) days.

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5.     Security Agreement.

The Borrower's performance of its obligations hereunder is secured by a first priority security interest in the collateral specified in the Security Agreement.

6.     Interest.

6.1     Interest Rate. Except as otherwise provided herein, the outstanding principal amount of all Advances made hereunder shall bear interest at the Applicable Rate from the date such Advance was made until the Loan is paid in full, whether at maturity, upon acceleration, by prepayment or otherwise.

6.2     Interest Payment Dates. Interest shall be payable quarterly in arrears to the Noteholder on each Interest Payment Date.

6.3     Default Interest. If any amount payable hereunder is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such overdue amount shall bear interest at the Default Rate from the date of such non-payment until such amount is paid in full.

6.4     Computation of Interest. All computations of interest shall be made on the basis of a year of 365 days, and the actual number of days elapsed. Interest shall accrue on each Advance on the day on which such Advance is made, and shall not accrue on any Advance for the day on which it is paid.

6.5     Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on any Advance shall exceed the maximum rate of interest permitted to be charged by the Noteholder to the Borrower under applicable Law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable Law with that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest permitted by applicable Law shall be deemed a voluntary prepayment of principal.

7.     Payment Mechanics.

7.1     Manner of Payments. All payments of interest and principal shall be made in lawful money of the United States of America no later than 12:00 PM on the date on which such payment is due by wire transfer of immediately available funds to the Noteholder's account at a bank specified by the Noteholder in writing to the Borrower from time to time.

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7.2     Application of Payments. All payments made hereunder shall be applied first to the payment of any fees or charges outstanding hereunder, second to accrued interest, and third to the payment of the principal amount outstanding under the Note. Fees and charges payable to the Noteholder shall not come due until fifteen (15) days following written notice of those fees and charges given by the Noteholder to the Borrower.

7.3     Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day.

7.4     Evidence of Debt. The Noteholder is authorized to record on the grid attached hereto as Exhibit A each Advance made to the Borrower and each payment or prepayment thereof. The entries made by the Noteholder shall, to the extent permitted by applicable Law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of the Noteholder to record such payments or prepayments, or any inaccuracy therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Advances in accordance with the terms of this Note.

7.5     Rescission of Payments. If at any time any payment made by the Borrower under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Borrower's obligation to make such payment shall be reinstated as though such payment had not been made.

8.     Representations and Warranties. The Borrower hereby represents and warrants to the Noteholder on the date hereof as follows:

8.1     The Borrower and each Subsidiary thereof has all requisite power and authority to execute, deliver, and perform each of the Transaction Documents to which it is a party. All necessary proceedings of the Borrower and each Subsidiary have been duly taken to authorize the execution, delivery, and performance thereby of each of the Transaction Documents to which it is party. Each of the Transaction Documents has been duly authorized, executed, and delivered by the Borrower or a Subsidiary thereof, as applicable, constitutes the legal, valid, and binding obligation of the Borrower or a Subsidiary thereof, as applicable, and is enforceable as to the Borrower, such Subsidiary of the Borrower, or both, as applicable, in accordance with its respective terms. No consent of any party to any material contract, agreement, instrument, lease, license, arrangement, or understanding to which the Borrower or any Subsidiary thereof is a party, or to which its or any of its respective businesses, properties, or assets are subject, is required for the execution, delivery, or performance of any of the Transaction Documents, except such as shall have been received prior to the date hereof.

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8.2     The Borrower has no Subsidiaries or affiliated corporation or owns any interest in any other enterprise (whether or not such enterprise is a corporation) other than Shoreline Memory Fulfillment, Inc., an Ontario corporation. The Borrower and each Subsidiary thereof has been duly organized and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation with full power and authority (corporate and other) to own, lease and operate its respective properties and conduct its respective business as conducted on the date hereof. The Borrower and each Subsidiary thereof is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the business, prospects, condition (financial or otherwise), and results of operations of the Borrower and the Subsidiaries thereof taken as a whole.

8.3      There is not pending any action, suit, claim, or proceeding against the Borrower or any Subsidiary thereof, before any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Borrower or any Subsidiary thereof or otherwise.

8.4     The authorized capital stock of the Borrower consists of an unlimited number of shares of Common Stock, of which 1,000 shares of Common Stock are outstanding all of which are owned by Trevor Folk and an unlimited number of shares of Class B common shares, none of which is outstanding (except for the Class B shares issued under the Stock Purchase Agreement). Each of such outstanding shares of Common Stock is duly and validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive or similar right of stockholders. Each of the outstanding shares of capital stock of each Subsidiary of the Borrower is duly and validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive or similar right of stockholders. The capital stock of each Subsidiary of the Borrower is owned beneficially and of record solely by the Borrower. At the date hereof, neither the Borrower nor any Subsidiary thereof has any options or warrants outstanding.

8.5     The Borrower, the Subsidiaries thereof, and their respective assets shall be free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest (“Lien”), and (ii) neither the Borrower nor any Subsidiaries thereof has any Debt, other than the Note.

8.6     There are no outstanding loans, advances or guarantees of indebtedness by the Borrower to, or for the benefit of, any of the officers, directors, or director-nominees of the Borrower or any of the members of the families of any of them.

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8.7     lf to the best of the knowledge of the Borrower, neither the Borrower or any Subsidiary thereof nor (to the knowledge of the Borrower) any other party to any material contract, agreement, instrument, lease, or license to which the Borrower or any Subsidiary is a party is now or expects in the future to be in violation or breach of, or in default with respect to complying with, any term thereof, and each such material contract, agreement, instrument, lease, or license is in full force and is (to the best of the knowledge of the Borrower in the case of third parties) the legal, valid, and binding obligation of the parties thereto and is enforceable as to them in accordance with its respective terms a list of which is set forth in Exhibit B. The stock ledgers and stock transfer books relating to all issuances and transfers of stock by the Borrower and each Subsidiary thereof and the minute book records of the Borrower and each Subsidiary thereof and all proceedings of the respective stockholders and the Board of Directors and committees thereof since its incorporation made available to the Noteholder are the original stock ledgers and stock transfer books and minute book records of the Borrower and the Subsidiaries thereof or exact copies thereof.

8.8     The execution and delivery by the Borrower of each of the Transaction Documents, the consummation of the transactions contemplated by the Transaction Documents, and compliance by the Borrower with any of the provisions of the Transaction Documents does not and will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under or entitle any person or entity to receipt of notice or to a right of consent under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or to any increased, additional, accelerated or guaranteed rights or entitlement of any person or entity under, or result in the creation of any claim on the properties or assets of the Borrower or any Subsidiary thereof.

8.9     Upon issuance, the Conversion Shares will be duly authorized, validly issued, fully paid and non-assessable, and free of any liens or encumbrances, except for restrictions on transfers under applicable securities laws and any agreement to which Noteholder becomes a party.

8.10     The Advances made to Borrower under this Note shall be used only for the purposes included on the “Operating Budget” set forth on Schedule II attached to this Note.

9.     Affirmative Covenants. Until all amounts outstanding in this Note have been paid in full, the Borrower shall:

9.1     The Borrower shall deliver to the Noteholder promptly after the Borrower shall obtain knowledge of such, written notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and each material development in respect of such legal or other proceedings, affecting the Borrower and its affiliates, except proceedings which, if adversely determined, would not have a material adverse effect on the Borrower or any of its affiliates.

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9.2     The Borrower shall deliver to the Noteholder promptly after the Borrower shall obtain knowledge of the occurrence of any Event of Default (as hereinafter defined) or any event which with notice or lapse of time or both would become an Event of Default (an Event of Default or such other event being a "Default'), a notice specifying that such notice is a "Notice of Default' and describing such Default in reasonable detail, and, in such Notice of Default or as soon thereafter as practicable, a description of the action the Borrower has taken or proposes to take with respect thereto.

9.3     The Borrower may borrow under a facility or facilities secured against the Borrower’s inventory (and proceeds thereof) hereafter or previously acquired by the Borrower or against any receivables of the Borrower (and Proceeds thereof) arising out of the sale of any inventory so long as (i) such indebtedness is subordinate or pari passu to this Note and (ii) notwithstanding the Borrowing Notice requirement under Section 2.2 hereunder, the Noteholder may, provided that the Noteholder has not failed to make any Advance when required under the terms of this Note, in its sole discretion, disburse the second and third Advances to the Borrower at any time. Subject to the foregoing, neither the Borrower nor any Subsidiary thereof shall (i) incur any indebtedness for money borrowed or services performed except for trade payables, or taxes, fees, levies or charges incurred in the ordinary course of business, leases or subleases or licenses granted or entered into in the ordinary course of business, or equipment leases or purchase financing incurred in the ordinary course of business, (ii) grant, or permit to be created any Lien on any assets of the Borrower or any Subsidiary thereof, or (iii) issue Common Stock, Class B common shares, or securities convertible into Common Stock or Class B common shares or declare or pay any dividends without the prior written consent of the Noteholder (that consent not to be unreasonably withheld or delayed). Notwithstanding the foregoing, the Borrower may borrow funds, without restriction, so long as those funds are used to pay all (and not less than all) amounts owing under this Note.

9.4     Neither the Borrower nor any Subsidiary thereof shall enter into, directly or indirectly, any transaction (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any officer, director, employee, or stockholder, or any affiliate or family member of any officer, director, employee or stockholder of the Borrower or any Subsidiary thereof; provided that nothing herein shall prevent the payment of compensation to any officer, director or employee in the ordinary course.

9.5     Neither the Borrower nor any Subsidiaries will, directly or indirectly (i) purchase, redeem, retire or otherwise acquire for value any of its capital stock or other securities now or hereafter outstanding, return any capital to its stockholders, or distribute any of its assets to its stockholders or members (except as permitted in the Stock Purchase Agreement) or (ii) make any payment or declare any dividend on any of its capital stock or other securities (other than the payment of dividends by the Subsidiaries to the Borrower).

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9.6     The Borrower and each Subsidiary thereof and will comply with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before they become delinquent all taxes, assessments and governmental charges imposed on it or upon its property, except to the extent contested in good faith.

9.7     Neither the Borrower nor any Subsidiary will change its respective line of business from that conducted by it as of the date of the Note.

9.8     Any Subsidiary created by the Borrower or any Subsidiary thereof shall be directly or indirectly owned solely by the Borrower.

10.     Events of Default. If one or more of the following events ("Events of Default') shall have occurred and be continuing:

(a)      the Borrower shall fail to pay any principal amount of, or interest on, this Note, within five business days from the date such payment is due;

(b)     the Borrower or any Subsidiaries thereof shall fail to observe or perform any covenant contained in this Note or the Security Agreement and that failure is not remedied within fifteen (15) business days following written notice from the Noteholder.

(c)     any representation, warranty, certification or statement made by the Borrower in any Transaction Documents shall prove to have been incorrect in any material respect when made (or deemed made);

(d)     any party other than a Noteholder shall fail to observe or perform any covenant contained in any Guarantee to which it is a party and that failure is not remedied within fifteen (15) business days following written notice from the Noteholder;

(e)     any representation, warranty, certification or statement made by any party other than a Noteholder in any Guarantee shall prove to have been incorrect in any material respect when made (or deemed made);

(f)     a judgment or order for the payment of money in excess of Five Thousand Dollars ($5,000.00) shall be rendered against the Borrower or any Subsidiary thereof and such judgment or order shall continue unsatisfied and unstayed for a period of fifteen (15) business days after the Noteholder becomes aware of the same (provided that so long as the Borrower or Subsidiary sets aside the amount of that judgment or order in its lawyer’s trust account and diligently proceeds with an appeal of the judgment or order, that judgment or order shall be deemed to have been satisfied;

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(g)     the Borrower or any Subsidiary thereof shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(h)     an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed for a period of sixty (60) days; or an order for relief shall be entered against the Borrower or any Subsidiary thereof, other than the Noteholder, as applicable, under the federal bankruptcy laws as now or hereafter in effect;

(i)     the Borrower or any Subsidiary thereof consolidates or merges with or into another Person or sells all or substantially all of its assets to another Person without the consent of the Noteholder.

(j)     the termination of the Master Services Agreement in accordance with Section 7.2 therein.

Then, and in every such event, the Noteholder may, by written notice to the Borrower, declare the principal amount (together with accrued Interest thereon and all other amounts owing hereunder) to be, and the principal amount (together with accrued Interest thereon and all other amounts owing hereunder) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided, that in the case of any of the Events of Default specified in clause (g) or (h) above, without any notice to the Borrower or any other act by the Noteholder, the principal amount (together with accrued Interest thereon and all other amounts owing hereunder) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

11.     Replacement of Note. Upon receipt by the Noteholder of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in case of loss, theft or destruction) of indemnity reasonably satisfactory to it, and upon reimbursement to the Noteholder of all reasonable expenses incidental thereto, and (if mutilated) upon surrender and cancellation of this Note, the Noteholder shall make and deliver to the Borrower a new note of like tenor in lieu of this Note. Any replacement note made and delivered in accordance with this Section 10 shall be dated as of the date hereof.

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12.     Compliance With Anti-Terrorism Regulations

(a)      (i) Violate any Anti-Terrorism Laws or (ii) engage in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated by the Organization for Economic Co-operation and Development's Financial Action Task Force on Money Laundering or (iii) or knowingly permit any of their respective Affiliates to violate these laws or engage in these actions.

(b)     (i) Become a Blocked Person or (ii) knowingly permit any of their respective Affiliates to become a Blocked Person.

(c)     Conduct any business or engage in making or receiving any contribution of goods, services or money to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law or (iv) knowingly permit any of their respective Affiliates to do any of the foregoing.

13.     Remedies. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may at its option, by written notice to the Borrower (a) terminate its commitment to make any Advances hereunder; (b) declare the entire principal amount of this Note, together with all accrued interest thereon and all other amounts payable hereunder, immediately due and payable; and/or (c) exercise any or all of its rights, powers or remedies under the Security Agreement or applicable Law.

14.     Miscellaneous.

14.1     Notices.

(a)     All notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing, in each case to the address specified below or to such other address as such Party may from time to time specify in writing in compliance with this provision:

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(i)     If to the Borrower:

145 King Street West, Suite 103

Toronto, Ontario M5H 1J8

Attn: Trevor Folk

Telephone: ______________, Facsimile: ______________

E-mail: tfolk@shorelinememory.com

(ii)     If to the Noteholder:

777 Alexander Road, Suite 100

Princeton, New Jersey 08540

Attn: John Freeman, Chief Executive Officer

Telephone: 609-799-0071, Facsimile: 609-799-6734

E-mail: JFreeman@dataram.com

(b)     Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; (ii) sent by facsimile during the recipient's normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient's business on the next business day); and (iii) sent by e-mail shall be deemed received upon the sender's receipt of an acknowledgment from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgment).

14.2     Expenses. The Borrower shall reimburse the Noteholder on demand for all reasonable and documented out-of-pocket costs, expenses and fees (including reasonable expenses and fees of its counsel) incurred by the Noteholder in connection with the enforcement of the Noteholder's rights under this Note and the Security Agreement.

14.3     Governing Law. Disputes arising in connection with these terms and conditions of sale will be governed by, and construed, enforced and interpreted in accordance with, the internal substantive laws of the State of New Jersey applicable to agreements to be made and to be performed solely within such state, without giving effect to any conflicts or choice of laws principles which otherwise might be applicable, and excluding the United Nations Convention on Contracts for the Sale of Goods. No action will lie for a violation, breach or other dispute of, or in any way arising out of or associated with this Agreement, unless such action is brought before the appropriate court within the jurisdiction of the courts of New Jersey, or the United States District Court for the District of New Jersey.

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14.4     Submission to Jurisdiction.

(a)     The Borrower hereby irrevocably and unconditionally (i) agrees that any legal action, suit or proceeding arising out of or relating to this Note or the Security Agreement may be brought in the courts of the State of New Jersey or of the United States of America for the District of New Jersey and (ii) submits to the exclusive jurisdiction of any such court in any such action, suit or proceeding. Final judgment against the Borrower in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

(b)     Nothing in this Section 14 shall affect the right of the Noteholder to (i) commence legal proceedings or otherwise sue the Borrower in any other court having jurisdiction over the Borrower or (ii) serve process upon the Borrower in any manner authorized by the laws of any such jurisdiction.

14.5     Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note or the Security Agreement] in any court referred to in Section 14 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

14.6     Waiver of Jury Trial. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE, THE SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

14.7     Counterparts; Integration; Effectiveness. The Transaction Documents and any amendments, waivers, consents or supplements hereto and thereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. The Transaction Documents constitute the entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Note or the Security Agreement by facsimile or in electronic (i.e., "pdf" or "tif") format shall be effective as delivery of a manually executed counterpart of this Note or the Security Agreement, as applicable.

14.8     Successors and Assigns. This Note may be assigned or transferred by the Noteholder to any Person if Section 3 of this Note has been effectively and irrevocably waived by the Noteholder, but otherwise this Note may not be assigned or transferred without the prior written consent of the Borrower. The Borrower may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Noteholder. This Note shall inure to the benefit of, and be binding upon, the Parties and their permitted assigns.

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14.9     Waiver of Notice. The Borrower hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity and diligence in taking any action to collect sums owing hereunder.

14.10      USA PATRIOT Act. The Noteholder hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify, and record information that identifies the Borrower, which information includes the name of the Borrower and other information that will allow the Noteholder to identify the Borrower in accordance with the US PATRIOT Act, and the Borrower agrees to provide such information from time to time to the Noteholder.

14.11     Interpretation. For purposes of this Note (a) the words "include," "includes" and "including" shall be deemed to be followed by the words "without limitation"; (b) the word "or" is not exclusive; and (c) the words "herein," "hereof," "hereby," "hereto" and "hereunder" refer to this Note as a whole. The definitions given for any defined terms in this Note shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Schedules, Exhibits and Sections mean the Schedules, Exhibits and Sections of this Note; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

14.12     Amendments and Waivers. No term of this Note may be waived, modified or amended except by an instrument in writing signed by both of the parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

14.13     Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

14.14     No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Noteholder, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

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14.15     Electronic Execution. The words "execution," "signed," "signature," and words of similar import in the Note shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 USC § 7001 et seq.), or any other similar state laws based on the Uniform Electronic Transactions Act.

14.16     Severability. If any term or provision of this Note or the Security Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or the Security Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

14.17     Currency. All dollar amounts referred to in this Note are references to United States Dollars.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Borrower has executed this Note as of July 30 , 2012.

SHORELINE MEMORY INC.
By /s/ Trevor Folk Name: Trevor Folk Title: President

By its acceptance of this Note, the Noteholder acknowledges and agrees to be bound by the provisions of this Note: DATARAM CORPORATION
By /s/ John H. Freeman Name: John H. Freeman Title: President and CEO
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GUARANTY

     FOR VALUE RECEIVED, the undersigned hereby unconditionally guarantees the payment of the foregoing Convertible Senior Promissory Note (“Note”) and all extensions or renewals thereof, and all expenses (including reasonable attorney’s fees and legal expenses) incurred in the collection thereof, the enforcement of rights under any security therefor and the enforcement hereof, and waives presentment, demand, notice of dishonor, protest, and all other notices whatsoever, and agrees that the holder of said Note may from time to time extend or renew said Note for any period (whether or not longer than the original period of said Note) and grant any releases, compromises or indulgences with respect to said Note or any extension or renewal thereof or any security therefor or to any party liable thereunder or hereunder, all without notice to or consent of the undersigned and without affecting the liability of the undersigned hereunder.

SHORELINE CAPITAL MANAGEMENT LTD.

By:          /s/ Trevor Folk

     Name: Trevor Folk

     Title: President

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